SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No. ___)

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PSI CORPORATION

 (Name of Registrant as Specified in Its Charter)

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PSI Corporation

7222 Commerce Center Dr., Suite 210

Colorado Springs, Colorado 80919

_________________________________

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY.

_________________________________

September ___, 2011

To the stockholders of PSI Corporation:

The purpose of this letter is to inform you that the Board of Directors of PSI Corporation, a Nevada corporation (“we,” “us,” “PSI,” the “Company”), and holders of a majority of the issued and outstanding shares of our capital stock entitled to vote, have approved the following corporate actions in lieu of a meeting pursuant to Section 78.320 of the Nevada Revised Statutes: (i) elect three (3) Directors to serve until the next Annual Meeting or until their successors are duly elected and qualified (“Proposal 1”); (ii) amend its Articles of Incorporation to increase the number of authorized shares of common stock from 300 million to 800 million shares (“Proposal 2”); (iii) amend its Articles of Incorporation to change the name PSI Corporation to Coupon Express, Inc. (“Proposal 3”); (iv) ratify the appointment of Patrick Rodgers, CPA, P.A., as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2011 (“Proposal 4”); and (v) ratify, confirm and approve the actions taken by Eric L. Kash in his capacity as a Director, Chief Financial Officer and Chief Executive Officer (“Proposal 5”).

The holders of a majority (approximately 52%) of the 222,311,954 shares of our common stock outstanding as of July 25, 2011, the record date, have executed written consents in favor of the actions listed above, which are described in the accompanying Information Statement in greater detail.  These consents satisfy the stockholder approval requirement for the proposed actions and allow us to take the proposed actions on or about September ___, 2011.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Notice and the attached Information Statement are being circulated to advise the stockholders of certain actions already approved by written consent of the stockholders who collectively hold a majority of the voting power of our common stock.  Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the stockholders, at which time we will file the Certificate of Amendment with the Nevada Secretary of State.  Therefore, this Notice and the attached Information Statement are being sent to you for informational purposes only.

YOUR CONSENT IS NOT REQUIRED AND IS NOT BEING SOLICITED IN CONNECTION WITH THIS ACTION.

By order of the Board of Directors
/s/ Eric L. Kash
Eric L. Kash
Chief Executive Officer and Director

PSI Corporation

7222 Commerce Center Dr., Suite 210

Colorado Springs, Colorado 80919

INFORMATION STATEMENT

______________________

This is to inform you that the Board of Directors of PSI Corporation, a Nevada corporation (“we,” “us,” “PSI,” the “Company”), has adopted, and holders of a majority of the outstanding shares of our common stock have consented in writing to effectuate the following: (i) elect Eric L. Kash, Herbert B. Soroca, and James Tammero as Directors to serve until the next Annual Meeting or until their successors are duly elected and qualified; (ii) amend its Articles of Incorporation to increase the number of authorized shares of common stock from 300 million to 800 million shares; (iii) amend its articles of incorporation to change the name PSI Corporation to Coupon Express, Inc.; (iv) ratify the appointment of Patrick Rodgers, CPA, P.A., as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2011; and (v) ratify, confirm and approve the actions taken by Eric L. Kash in his capacity as a Director, Chief Financial Officer and Chief Executive Officer.

This Information Statement is being mailed on or about September ___, 2011 to holders of record of our stock as of July 25, 2011.

The above actions will be taken no earlier than 20 days following the mailing of this Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY OR A CONSENT AND YOU

ARE REQUESTED NOT TO SEND US A PROXY OR A CONSENT

The date of this Information Statement is September __, 2011.

You are being provided with this Information Statement pursuant to Section 14C of the Securities Exchange Act of 1934, as amended, and Rule 14c and Schedule 14C thereunder.

THIS INFORMATION STATEMENT INCORPORATES BY REFERENCE DOCUMENTS RELATING TO THE COMPANY, WHICH ARE NOT PRESENTED IN OR WITH THIS INFORMATION STATEMENT.  DOCUMENTS RELATING TO THE COMPANY (OTHER THAN EXHIBITS TO THESE DOCUMENTS UNLESS THESE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS INFORMATION STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, BY WRITING TO PSI CORPORATION, 7222 COMMERCE CENTER DRIVE, SUITE 210, COLORADO SPRINGS, COLORADO 80919 OR BY CALLING THE COMPANY AT (914) 371-2441.  COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID, WITHIN TEN BUSINESS DAYS OF THE RECEIPT OF SUCH REQUEST.

Important Notice Regarding Availability of Information Statement Materials in connection with this

Notice of Stockholder Action by Written Consent:

The Information Statement and Annual Report on form 10-K for the year ended October 31, 2010 are available at: www.psicorp.com.

CORPORATE ACTION

The Nevada Revised Statutes permit the holders of a majority of the shares of our outstanding stock to approve and authorize actions by written consent of a majority of the shares outstanding as if the action were undertaken at a duly constituted meeting of our stockholders. Currently, our only class of securities entitled to vote on the matters to be acted upon is common stock, par value $0.001 (“Common Stock”).  The record date for determination of the security holders entitled to vote or give consent is July 25, 2011 (the “Record Date”).  At the Record Date there were 222,311,954 shares of Common Stock, each share being entitled to one vote. The consent of the holders of a majority of the shares entitled to vote upon the matters is required for approval of the actions.  The board of directors and stockholders owning __________ shares of Common Stock, which constitutes 52% and therefore a majority of our outstanding voting securities, have adopted, ratified, and approved resolutions to effect the actions listed above.  No other votes are required or necessary.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of the date hereof with respect to the beneficial ownership of the outstanding shares of Common Stock by (i) each of the directors and director nominee; (ii) each of our named executive officers listed in the summary compensation table; and (iii) our current officers and directors (and nominee) as a group.

As used in the table below, the term “beneficial ownership” means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security.  A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date.  Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated.  The table below is based on 222,311,954 shares of our Common Stock issued and outstanding.

		Amount of Beneficial Ownership
Name and Address of Beneficial Owner[1]	Nature of Beneficial Ownership	Shares Owned	Shares – Rights to Acquire	Total Number	Percent of Shares Beneficially Owned
Eric L. Kash	Chief Executive Officer, Chief Financial Officer and Director	1,700,000[2]	10,000,000	11,700,000	5.2%
Herbert B. Soroca	Director and Chairman of Audit Committee	833,000	0	833,000	*
James Tammaro	Director-Nominee	1,473,154	0	1,473,154	*
All directors (and nominee) and executive officers as a group (3 persons)		4,006,487	10,000,000	14,006,487	6.3%

* Percentage of shares beneficially owned does not exceed one percent of issued and outstanding shares of stock.

1 Unless otherwise stated, the address of each beneficial owner listed on the table is c/o PSI Corporation, 303 5th Avenue, Room 206, New York, New York 10016.

2 Includes 700,000 shares of common stock owned directly by Mr. Kash, and options to purchase an additional 1,000,000 shares of Common Stock.

Stock Ownership by Certain Stockholders

The following table shows each person or group, based upon their most recent filings with the Securities and Exchange Commission, that beneficially owns more than 5% of the Company’s Common Stock.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of shares Beneficially Owned*
Lazarus Investment Partners LLLP (1) c/o Lazarus Management Company LLC 2401 E. 2nd Avenue, Suite 600 Denver, CO 80206	37,758,317	16.9%

* On July 25,2011, we had 222,311,954 shares of common stock outstanding.

(1) The information reported is based on an amended Schedule 13D filed with the SEC on June 24, 2011 jointly by Lazarus Investment Partners LLLP, Lazarus Management, and Justin B. Borus. Lazarus Partners reported that it was the beneficial owner of an aggregate of 37,758,317 shares of common stock, including 5,861,946 shares underlying common stock warrants, 5,714,286 shares of common stock issuable upon conversion of a convertible promissory note and 26,182,085 shares held directly. Lazarus Management reported that it is the investment adviser and general partner of Lazarus Partners, and consequently may be deemed to have voting control and investment discretion over securities owned by Lazarus Partners. Mr. Borus is the managing member of Lazarus Management. Lazarus Management and Mr. Borus disclaim beneficial ownership of the securities set forth in the published Schedule 13D, except to the extent of its or his pecuniary interests therein.

Identification of Directors and Executive Officers

The current directors and executive officers of PSI Corporation who will serve until the next annual meeting of shareholders or until their successors are elected or appointed and qualified, are set forth below:

Name	Age	Position

Eric L. Kash	53	Chief Executive Officer and Chief Financial Officer
Herbert B. Soroca	68	Director and Chairman of Audit Committee
James Tammaro	56	Director-Nominee

Business Experience:

The principal occupation and business experience of each of the directors, nominees for directors and executive officers are as follows:

Eric L. Kash

Effective June 30, 2010, Mr. Eric L. Kash was appointed as the Chief Executive Officer of PSI Corporation after Mr. David Foni’s resignation. Mr. Kash also serves as both a director and Chief Financial Officer of the Company. Mr. Kash has served as the Chief Financial Officer of PSI since November 10, 2008. Prior to that, Mr. Kash worked as an investment banker with Basic Investors from 2006 through 2007. Mr. Kash’s leadership as Chief Executive Officer provides him with intimate knowledge of the Company’s operation that is vital to the Board of Directors.

Herbert B. Soroca

Effective July 1, 2010, Mr. Herbert B. Soroca was appointed as a new member of the Board of Directors for PSI Corporation. Mr. Soroca is the Chairman and sole member of the Audit Committee. Since 1983, Mr. Soroca has been Chief Executive Officer of North Cove Capital Advisors in Stamford, Connecticut, which provides advice to emerging growth companies in the areas of finance, management and strategy. A Wall Street veteran, he has overseen public offerings, PIPEs, and private debt and equity placement. Mr. Soroca is the former Managing Director and head of Corporate Finance for Palicapital, Inc. He earned his AB from Columbia College and his JD from Columbia University School of Law. Mr. Soroca’s extensive experience in the financial industry and raising capital through both public and private means enhances the Board’s ability to oversee, evaluate and direct our overall corporate strategy.

James Tammaro

James Tammaro, a Nominee for Director, is a co-Founder and Partner of Tandem Global Partners, a global asset management firm, since 2008. Prior to founding Tandem Global Partners, Mr. Tammaro was Managing Director/Global Head of Relationship Management, Financial Institution Group & Hedge Funds at HSBC Securities (USA) Inc. from 2005 to 2007. Mr. Tammaro spent most of his professional career with Merrill Lynch from 1982 through 2003. At the time of his departure from Merrill Lynch, he was a senior managing director in charge of marketing and sales in the Alternative Investment Group. Mr. Tammaro’s extensive experience in executive level financial roles provides the Board with critical insight and expertise in financial and strategic matters which impact the Company.

Other Involvement in Certain Legal Proceedings

Our directors or executive officers have not been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our directors or executive officers during the last five years that we consider material to the evaluation of the ability and integrity of any director or executive officer.

Committees of the Board of Directors

Audit Committee. We have a standing Audit Committee. Mr. Herbert B. Soroca serves as the Chairman and sole member of the Audit Committee. He qualifies as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act. The Audit Committee currently does not operate in accordance with a written charter, but intends to adopt one prior to its next stockholders’ meeting.

The Audit Committee is appointed by the Board to assist the Board with oversight of(i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independence and qualifications of the Company’s external auditors, and (iv) the performance of the Company’s internal audit function and external auditors. It is the Audit Committee’s responsibility to retain or terminate the Company’s independent registered public accountants, who audit the Company’s financial statements. As part of its activities, the Audit Committee meets with the Company’s independent registered public accountants at least annually to review the scope and results of the annual audit and quarterly to discuss the review of the quarterly financial results. In addition, the Audit Committee receives and considers the independent registered public accountants’ comments and recommendations as to internal controls, accounting staff, management performance and auditing procedures.

Nominating Committee. The board of directors has determined that, due to its current size, formation of a separate nominating committee would not be an efficient use of resources. The board intends to form a Nominating Committee in the future. All directors currently participate inconsideration of director nominees. The board will consider suggestions from stockholders for names of possible future nominees delivered in writing and received one hundred and twenty (120) days in advance of our Annual Meeting of Stockholders. Such recommendations should provide all information relating to such person that the stockholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

Communications with Board Members

We have not adopted a formal process by which stockholders may communicate with the board of directors. Stockholders may contact the Company at 7222 Commerce Center Drive, Suite 210, Colorado Springs, Colorado 80919, Attention: Corporate Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock. Such reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Messrs. Kash and Soroca have not filed a Form 3 reporting their appointments as an Officer and Director, respectively, of the Company and have not filed Form 4s reflecting issuances of equity securities made by the Company to them as compensation for services.

Code of Ethics

Due to size and limited resources of the Company, we have not adopted a formal Code of Ethics, however the Board closely reviews all transactions that the Company is involved in.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth information concerning annual and long-term compensation provided to our Chief Executive Officer and each of our other most highly compensated executive officers who were serving as executive officers at October 31, 2010. The compensation described in this table does not include medical, group life insurance, or other benefits which are available generally to all of our salaried employees.

Summary Compensation Table for the Fiscal Years Ended October 31, 2010 and October 31, 2009

Name and principal Position	Year ended October 31,	Salary ($)	Bonus ($)	Options ($) (3)	All other compensation ($) (4)	Total ($)
David Foni, former Chief Executive Officer (1)	2010 2009	- -	- -	- -	- -	- -
Eric L. Kash, Chief Executive Officer and Chief Financial Officer (2) (4)	2010 2009	120,000 120,000	0 0	40,000 (5) 40,000 (5)	0 0	160,000 160,000

(1)    On June 30, 2010, David Foni resigned as Chief Executive Officer of PSI Corporation.

(2)    Mr. Kash has served as Chief Financial Officer since November 10, 2008. He was appointed to serve as our Chief Executive Officer on June 30, 2010. Mr. Kash’s salary of $10,000 per month has been deferred. The Company intends to pay these deferred amounts at a time when we have sufficient capital and cash flow.

(3)    Amounts shown do not reflect compensation actually received by Mr. Kash. Instead, the amounts shown are the compensation costs recognized by the Company in fiscal 2010 and 2009 for option awards as determined pursuant to ASC 718. This column represents the grant date fair value of the awards as calculated in accordance with FASB ASC 718 (Stock Compensation). Pursuant to SEC rule changes effective February 28, 2010, we are required to reflect the total grant date fair values of the option grants in the year of grant, rather than the portion of this amount that was recognized for financial statement reporting purposes in a given fiscal year which was required under the prior SEC rules.

(4)    Our officers and directors did not receive any remuneration of any kind (including reimbursement of personal expenses or equity compensation) during the fiscal years ended October 31, 2009 and 2010.

(5)    The amount shown is attributable to non-qualified stock options to purchase 10,000,000 shares of the Company's common stock in accordance with Mr. Kash's Employment Agreement dated November 10, 2008 that vest 20% each year.  These options expire ten years from the date of grant."

Employment Agreements with Our Named Executive Officers

Since November 10, 2008, we have had an employment contract in place with Eric L. Kash, Chief Executive Officer and Chief Financial Officer. In consideration of his furnished services, Mr. Kash is entitled to receive $10,000 per month as base salary compensation and additional equity compensation as described below. Mr. Kash has elected to defer this salary until such time as the company has sufficient capital and cash flow to make such payments.

In the event of Mr. Kash’s resignation or termination for cause, we owe no further financial liability to Mr. Kash, other than with respect to accrued, unpaid salary and other compensation earned prior to termination. In the event of a termination without cause, Mr. Kash is entitled to receive the base salary he is owed through the five-year contract term, a maximum of $600,000.

Option Grants to our named Executive Officers for the year ended October 31, 2010

Name of Executive Officer (a)	Number of Securities Underlying Option Granted	Percentage that the Grant Represents of Total Options granted To Employees During The Fiscal Year	Per-Share Exercise of Base Price of the Options granted	Expiration Date of the Option
Eric Kash, Chief Executive Officer and Chief Financial Officer	2,000,000	100%	$0.001	November 10, 2019

* As part of our employment agreement with Mr. Kash, we have agreed to grant him an option to purchase 10,000,000 shares of our common stock, which shall vest in equal monthly installments (2,000,000 yearly) during his five-year term of engagement from November 2008 to November 2013. The option shall continue vesting upon the end of the term, unless Mr. Kash’s employment is terminated for cause.

Director Compensation

We do not separately compensate employee directors for their position as director. We compensate our non-employee directors with stock options, which we believe aligns director compensation directly with our long-term performance. Stock options are granted to non-employee directors upon election or appointment as the case may be, and on an annual basis.

Herbert B. Soroca is the sole non-executive and non-employee director. He received a grant for 500,000 shares upon election for his services provided as a director. Mr. Soroca received an additional 333,000 shares as compensation for his role as head of the Audit Committee.

Compensation Committee Interlocks and Insider Participation

The Board of Directors has determined that, due to its current size, formation of a separate compensation committee wouldn’t be an efficient use of resources.

THE PROPOSALS

PROPOSAL 1

ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

At the time of the Annual Meeting, the Board of Directors will consist of two incumbent directors, both of which are seeking to be elected at the meeting (together with a new director nominee) to serve until the next Annual Meeting or Special Meeting of Stockholders at which a new Board of Directors is elected and until their successors shall have been elected and qualified.

Information Regarding our Board of Directors

Our Certificate of Incorporation and By-laws provide for our Company to be managed by or under the direction of the Board of Directors. Under our Certificate of Incorporation and By-laws, the number of directors is fixed from time to time by the Board of Directors. Our Board of Directors will consist of three directors, if each of the nominees are elected, two of which have been determined to be “independent” as defined by the applicable rules of the NASDAW Capital Market. These “independent” directors are Mr. Herbert Soroca and Mr. James Tammaro. Mr. James Tammaro, a director nominee, is also “independent.” The Company is a “smaller reporting company” within the meaning of Item 10(f)(1) of Regulation S-K.

The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance, counseling and direction to our management. Our Board of Directors meets o a regular basis and additionally as required. Written or electronic materials are distributed in advance of meetings as a general rule and our Board of Directors schedules meetings with, and presentations from, members of our senior management on a regular basis and as required.

Legal Proceedings Involving Directors

There were no legal proceedings involving the nominees to the Board of Directors in the past five years.

Board Leadership and Structure

The Board believes that risk management is an important component of the Company’s corporate strategy. While the Board assesses specific risks as a whole, and oversees our risk management process, and discusses and reviews with management major policies with respect to risk assessment and risk management. The Board is regularly informed through its interactions with management and committee reports about risks we face in the course of our business including economic, financial, operational, legal and regulatory risks.

The position of Chairman of the Board, Chief Executive Officer and President are held by Mr. Kash. Our Board believes that Mr. Kash’s service in these roles is in the best interest of our Company and our stockholders. Mr. Kash possesses an in-depth knowledge of the issues, opportunities and challenges facing our Company and is in the best position to develop meeting agendas to ensure that our Board’s time and attention are focused on the most critical matters. His service in these roles results in clear accountability, decisive leadership, and enhances our ability to communicate our business strategy to our stockholders, employees, customers and suppliers.

Each of the directors other than Mr. Kash is independent and possess a broad range of leadership and financial experience. The independent members of our Board believe that they are well engaged in their responsibilities and provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors have regular executive sessions with members of management. It is for these reasons that the independent members of our Board do not believe that appointing an independent lead director would improve the performance of our Board.

As of even date herewith, the stockholders holding a majority voting power of PSI took action by written consent approving the election of these three (3) Directors.

PROPOSAL 2

INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Articles of Incorporation currently provide for Three Hundred Million (300,000,000) shares of Common Stock and Five Million (5) shares of Preferred Stock, each having a par value of $.001 per share. The Board of Directors believes that an additional Five Hundred Million (500,000,000) shares of Common Stock would more appropriately reflect that present and future needs of PSI. The purpose for this increase in the number of shares of Common Stock to Eight Hundred Million (800,000,000) is to afford us flexibility in making acquisitions through the use of stock, structuring joint ventures and strategic alliances, raising equity capital, reserving additional shares for issuance under employee incentive plans, and facilitating other general corporate purposes, including stock dividends, stock splits and similar uses. It could also have the effect of making it more difficult for a third party to acquire control of the Company. Under our Articles of Incorporation our Stockholders do not have preemptive rights with respect to our common stock. Thus, should our board elect to issue additional shares, existing Stockholders would not have any preferential rights to purchase any shares.

Anti-Takeover Effects

The Amendment authorizing the increase in the number of shares of our Common Stock will provide us with additional shares of Common Stock which could dilute the ownership of the holders of our Common Stock by one or more persons seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company. The increase in the authorized number of shares of our Common Stock is not being undertaken in response to any effort of which our Board of Directors is aware to enable anyone to accumulate shares of our Common Stock or gain control of the Company. The purpose of the increase in the number of authorized shares of our Common Stock is to provide us with additional shares of Common Stock for equity sales and acquisitions and not to provide any anti-takeover defense or mechanism on behalf of the Company. However, we presently have no plans, proposals, or arrangements to issue any of the newly authorized shares of Common Stock for any purpose whatsoever, including future acquisitions and/or financings.

Other than the increase in the number of authorized shares of our Common Stock, our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company. While it is possible that management could use the additional authorized shares of Common Stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the additional unissued authorized shares of our Common Stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the increase in authorized shares of our Common Stock may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages. To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with our Board of Directors, enabling us to consider the proposed transaction in a manner that best serves the stockholders' interests.

Nevada Anti-Takeover Laws

Nevada Revised Statutes (“NRS”) Sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and Bylaws do not state that these provisions do not apply.

The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The restrictions on the acquisition of controlling interests contained in NRS Sections 78.378 to 78.3793 apply only to a Nevada corporation that:

(a)	has 200 stockholders of record (at least 100 of whom have addresses in the State of Nevada appearing on the stock ledgers of the corporation); and

(b)	does business in the State of Nevada, either directly or through an affiliated corporation.

Currently, we do not have 200 stockholders of record of whom at least 100 have addresses in the State of Nevada. Furthermore, we do not conduct business in the State of Nevada and we do not intend to conduct business in the State of Nevada in the near future. Accordingly, the anti-takeover provisions contained in NRS Sections 78.378 to 78.3793 do not apply to us, and are not likely to apply to us in the foreseeable future.

DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 300,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share, of which 40 shares have been designated as Series A Preferred Stock. The company has not issued any shares of Preferred Stock.

Common Stock

Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. There are no cumulative voting rights. Except as otherwise required by law, or as provided in any resolution adopted by our board of directors with respect to any preferred stock, if issued, the holders of our common stock possess all voting power. Generally, when a quorum is present at any meeting of our stockholders, the affirmative vote of the majority of the voting power represented by shares at the meeting and entitled to vote on the subject will constitute action by our stockholders. A majority of the total voting power of the outstanding shares of our company entitled to vote, represented in person or by proxy will constitute a quorum at any meeting of our stockholders. Our board of directors can change the foregoing voting requirement and the foregoing quorum requirement by changing our by-laws to the extent permitted by applicable laws. In addition, generally, any action required to be taken at a meeting of our stockholders, or any other action which may be taken at a meeting of our stockholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, is signed by a majority of our stockholders entitled to vote with respect to the subject matter thereof.

Subject to any preferential rights of any outstanding preferred stock created by our board of directors from time to time, if our articles of incorporation are amended to authorize the issuance of the preferred stock, upon liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably in all net assets available for distribution to our stockholders after payment to creditors.

Subject to any preferential rights of any outstanding preferred stock created by our board of directors from time to time, if our articles of incorporation are amended to authorize the issuance of the preferred stock, the holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Our Common Stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our Common Stock.

As of even date herewith, the stockholders holding a majority of the voting power of PSI took action by written consent approving this action. We intend to file, as soon as practicable on or after the twentieth (20th) day after this information statement is sent to our stockholders, an amendment to our Articles of Incorporation effectuating the increase in the number of shares of Common Stock to Eight Hundred Million (800,000,000) shares. A copy of the amendment is attached hereto as Exhibit A.

PROPOSAL 3

CHANGE OF NAME FROM PSI CORPORATION TO COUPON EXPRESS, INC.

The Board of Directors believes that changing the name of the Company from PSI Corporation to Coupon Express, Inc. will substantially improve PSI’s business as a whole. A corporate name change to Coupon Express, Inc. will be more descriptive of PSI’s coupon dispensing machines – its principal business focus. These machines can be individually programmed for targeted messaging and couponing based upon customer behavioral analysis. They also offer higher coupon redemption, faster coupon reimbursement, better inventory management and reduction in coupon fraud.

The voting and other rights that accompany our Common Stock will not be affected by the change in our corporate name. Stockholders will not be required to have new stock certificates reflecting the name change. New stock certificates will be issued in due course as old certificates are tendered to our transfer agent. The proposed name change will not have any material affect on our business, operations, reporting requirements or stock price.

As of even date herewith, the stockholders holding a majority of the voting power of PSI took action by written consent approving this action. We intend to file, as soon as practicable, on or after the twentieth (20th) day after this Information Statement is sent to our stockholders, an amendment to our Articles of Incorporation effectuating he corporate name change from PSI Corporation to Coupon Express, Inc. A copy of the amendment is attached hereto as Exhibit A.

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Patrick Rodgers, CPA, P.A. (“Mr. Rodgers”) to serve as its independent registered public accounting firm to audit the accounts and certify the financial statements of the Company for the fiscal year ending October 31, 2011. The appointment shall continue at the pleasure of the Board, subject to ratification by the Stockholders.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit, review or attest services for the Company. Each such firm shall report directly to the Company’s Audit Committee. The Audit Committee is also responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

Mr. Rodgers has no direct financial interest or indirect financial interest in PSI. As of even date herewith, the stockholders holding a majority of the voting power of PSI took action by written consent ratifying the appointment of Patrick Rodgers, CPA, P.A. to serve as its independent registered public accounting firm for the fiscal year ending October 31, 2011.

SERVICES PROVIDED BY MR. RODGERS AND FEES PAID

Audit Committee Pre-Approval of Services

The Audit Committee pre-approved all audit and non-audit services provided to the Company by Mr. Rodgers. Under the Company’s pre-approval policies and procedures in effect during 2010, the Audit Committee was authorized to pre-approve the engagement of the Auditor to provide certain specified audit and non-audit services.

Audit Fees

Mr. Rodgers served as the Company’s independent auditors for fiscal year 2010. The services performed by Mr. Rodgers in this capacity included conducting an audit in accordance with generally accepted auditing standards and expressing an opinion of the Company’s consolidated financial statements.

Mr. Rodgers’ fees for professional services rendered in connection with the audit and review of Form 10-K and all other EC regulatory filings were $15,000 for the 2010 fiscal year and $9,000 for the 2009 fiscal year. The Company has paid and is current on all billed fees.

Audit-related Fees

Audit related fees billed in fiscal 2010 and 2009 by Mr. Rodgers were $1,135,04 and $0, respectively. Audit related fees consist primarily of fees billed for professional services rendered for accounting consultations and readiness consultations for Section 404 of the Sarbanes Oxley Act of 2002.

Tax Fees

Fees for professional services rendered in connection with Federal and State tax return preparation and other tax matters for the 2010 and 2009 fiscal years were $0 and $0, respectively.

All Other Fees

The Company did not pay any other fees to Mr. Rodgers in 2010 or 2009.

PROPOSAL 5

RATIFICATION OF ACTIONS TAKEN BY ERIC L. KASH

Eric L. Kash (“Mr. Kash”) is the Chief Executive Officer and the Chief Financial Officer of PSI Corporation and has served as a Director since 2008. The Board of Directors has determined that Mr. Kash has not been involved in any matter that is adverse to the best interests of PSI, nor is he currently involved in any such matters. Further, Mr. Kash has advised the Board of Directors that he knows of no matter in which he was or is involved that is in any way adverse to the best interests of PSI. The sole purpose for stockholder ratification of Mr. Kash’s actions was to lower the premium costs of the Company’s directors and officers insurance by demonstrating that the Company is unaware of any potential stockholder claims that exist upon the applicable policy.

As of even date herewith, the stockholders holding a majority of the voting power of PSI took action by written consent ratifying, confirming ad approving the actions taken by Eric L. Kash since July 7, 2007.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION

TO MATTERS TO BE ACTED UPON

Excluding the election of three Directors pursuant to Proposal 1 and Eric L. Kash, whose actions were ratified, confirmed and approved pursuant to Proposal 5, none of our officers, directors, or any of their respective affiliates has any substantial interest in the proposals to be acted upon.

NO DISSENTER’S RIGHTS

Under the Nevada Revised Statutes, any dissenting stockholders are not entitled to appraisal rights with respect to any of the actions described in this Information Statement, and we will not independently provide our stockholders with any such right.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements as such term is defined by the Securities and Exchange Commission (the “Commission”) in its rules, regulations, and releases, which represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans.  For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.  These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation and any other factors discussed in our filings with the Commission.

INCORPORATION OF FINANCIAL INFORMATION

Our Annual Report on Form 10-K for the year ended October 31, 2010 (the “Annual Report”) and the Quarterly Report on Form 10-Q for the period ended April 30, 2011 (the “Quarterly Report”), both as filed with the Commission, are incorporated in their entirety by reference into this Information Statement. We will provide, without charge, to each stockholder as of the Record Date, upon the written or oral request of the stockholder and by first class mail or other equally prompt means within one business day of our receipt of such request, copies of the Annual Report and Quarterly Report that we have incorporated by reference into this Information Statement, as well as all amendments thereto, including the financial statements and schedules, as filed with the Commission. Stockholders should direct the written request to PSI Corporation, 7222 Commerce Center Drive, Suite 240, Colorado Springs, Colorado 80919.

Where You Can Find More Information

You can read and copy any materials that Upstream files with the Securities and Exchange Commission at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov . Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

MISCELLANEOUS

We request brokers, custodians, nominees, and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock, and we will reimburse such holders for their reasonable expenses in connection therewith.  Additional copies of this Information Statement may be obtained at no charge from our transfer agent, Worldwide Stock Transfer LLC, 433 Hackensack Avenue - Level L, Hackensack, New Jersey 07601, Tel: (201) 820-2008.

By order of the Board of Directors

/s/ Eric L. Kash
Eric L. Kash
Chief Executive Officer and Director

EXHIBIT A

Certificate of Amendment to Articles of Incorporation

of

PSI Corporation

IT IS HEREBY CERTIFIED THAT:

FIRST:	The name of the corporation is PSI Corporation (hereinafter called the “Corporation”).

SECOND:	The First Article shall be amended to read as follows:
“First. The name of the corporation is Coupon Express, Inc.”

The Fourth Article shall be amended to read as follows:

“Fourth. The aggregate number of shares that the corporation shall have the authority to issue shall be Eight Hundred Million (800,000,000) shares of common stock,

par value $0.001 per share, and Five Million (5,000,000) shares of preferred stock, par value $0.001 per share.”

THIRD:	The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

FOURTH:	The Corporation is a corporation that has issued stock.

FIFTH:	The foregoing amendment of the Certificate of Incorporation has been duly approved by the written consent of stockholders representing a majority of the voting power, in accordance with the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes.

SIXTH:	The effective date of filing is September ___, 2011.

In Witness Whereof, the Corporation has caused this Certificate of Amendment to the Articles of Incorporation to be signed by its duly authorized officer this ___ day of September, 2011.

/s/ Eric L. Kash
Eric L. Kash
Chief Executive Officer and Director

A-1